UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

  WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRTC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2019, Wrap Technologies, Inc. (the “Company”) entered into an Engagement Letter (the “Engagement Letter”) with Dinosaur Financial Group, LLC (“Dinosaur”) and Katalyst Securities LLC (“Katalyst” and together with Dinosaur, the “Offering Agents”), pursuant to which Dinosaur agreed to act as the placement agent and Katalyst agreed to act as a financial advisor in connection with a public offering of units (“Units”) of the Company’s securities, with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) a warrant (“Investor Warrant”) to purchase one share of Common Stock (the “Offering”). Pursuant to the Engagement Letter, the Company agreed to (i) pay the Offering Agents a cash fee up to 8.0% of the aggregate gross proceeds from the sale of Units in the Offering as compensation for their services in connection with the Offering and (ii) issue the Offering Agents warrants to purchase that number of shares of Common Stock equal to 8.0% of the aggregate number of Units sold in the Offering. In addition, the Company agreed to reimburse Katalyst up to $50,000 for its legal fees incurred in connection with the Offering. A copy of the Engagement Letter is attached to this Current Report on Form 8-K as Exhibit 10.1.

On June 18, 2019, the Company offered and sold a total of 1,923,076 Units to certain investors, consisting of an aggregate of 1,923,076 shares of Common Stock and Investor Warrants to purchase 1,923,076 shares of Common Stock, at a public offering price of $6.50 per Unit, pursuant to a Subscription Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.2. The Investor Warrants, the form of which is attached hereto as Exhibit 4.1, have a two-year term and are exercisable immediately upon issuance at a price of $6.50 per share. As a result of the Offering, the Company received net proceeds of approximately $11.35 million, after deducting the fees payable to the Offering Agents and other Offering expenses payable by the Company.

In connection with the closing of the Offering, and pursuant to the Subscription Agreement and Engagement Letter, the Company issued warrants to the Offering Agents to purchase an aggregate of 153,847 shares of Common Stock (the “Offering Agent Warrants”), a form of which is attached to this Current Report on Form 8-K as Exhibit 4.2. The Offering Agent Warrants have the same terms as the Investor Warrants, except that they will become exercisable 180 days from the date of issuance and have an exercise price of $8.125 per share, or 125% of the exercise price of the Investor Warrants.

The Offering was conducted pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-228974), filed with the Securities and Exchange Commission (“SEC”) on December 21, 2018, and declared effective on February 14, 2019. A prospectus supplement and the accompanying base prospectus relating to the Offering was filed with the SEC on June 14, 2019. The Selling Agent Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Investor Warrants, Offering Agent Warrants, Engagement Letter and Subscription Agreement do not purport to be complete, and are qualified in their entirety by reference to the form of Investor Warrant, form of Offering Agent Warrant, Engagement Letter and form of Subscription Agreement, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 8.01 Other Events

On June 14, 2019, the Company issued a press release announcing that the Company had entered into Subscription Agreements with investors for the sale of the Units. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: June 18, 2019	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Form of Investor Warrant, dated June 18, 2019
4.2	Form of Offering Agent Warrant, dated June 18, 2019
5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1	Form of Subscription Agreement, dated June 14, 2019
10.2	Engagement Letter by and between Wrap Technologies, Inc., Dinosaur Financial Group, LLC and Katalyst Securities LLC, dated June 12 , 2019.
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Press release, dated June 14, 2019.